Exhibit 2

GROWN ROGUE INTERNATIONAL Inc.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 27, 2020

MANAGEMENT INFORMATION CIRCULAR

July 20, 2020

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that Grown Rogue International Inc. (the “Corporation”) will hold its annual and special meeting of shareholders (the “Meeting”) on August 27, 2020, at 11:00 am (Eastern Daylight Time) at the offices of Miller Thomson LLP, 100 New Park Place, Suite 700, Vaughan, Ontario, L4K 0H9, on August 27, 2020, for the following purposes:

1.	to present the audited consolidated financial statements of the Corporation for its prior years ended October 31, 2019 and 2018, and the independent auditor’s report thereon;

2.	to elect the directors of the Corporation for the ensuing year;

3.	to appoint Dale Matheson Carr-Hilton Labonte LLP as the independent auditors of the Corporation until the next annual meeting of shareholders and authorize the directors to fix the auditors’ remuneration;

4.	to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to ratify the Amended and Restated By-Law No. 1 of the Corporation, the text of which is attached hereto as Schedule A of the accompanying information circular dated July 20, 2020 (the “Information Circular”);

5.	to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution, the full text of which is set forth in the Information Circular, approving a new long-term equity based incentive plan to replace the current stock option plan; and

6.	to transact any other business properly brought before the Meeting.

This year to proactively deal with the unprecedented health impact of the novel coronavirus, to mitigate risks to the health and safety of shareholders, employees, other stakeholders and the community at large, and in compliance with current government direction and advice, we will hold a hybrid Meeting, allowing for shareholder participation in-person and via teleconference. Shareholders will have the opportunity to participate at the Meeting via teleconference (if located in Canada or the U.S.) by calling 1 855-453-6968 (Conference ID: 5365781) (if located outside of Canada or the U.S., Shareholders should visit https://www.confsolutions.ca/ILT/?cid=5365781 for the applicable dial-in number in the country such shareholder is located in); however, such shareholders will not be able to vote or speak at the Meeting via the teleconference call. Callers should dial in ten to fifteen minutes prior to the scheduled time of the Meeting. All callers will be asked to provide their full legal name for recording purposes.

We strongly encourage shareholders to vote their Common Shares of the Corporation prior to the Meeting by any of the means described in the Information Circular and to attend the Meeting via teleconference. The Corporation requests that shareholders provide the Corporation with a minimum of five (5) business day’s written notice of an intention to attend the Meeting in-person. Public health restrictions and recommendations in place at the time of the Meeting may require the Corporation to restrict the number of people in attendance at the Meeting, and physical attendance by a shareholder may therefore not be possible.

Any persons attending the Meeting in person will be required to comply with health and safety measures that the Corporation may put in place. You should not attend the Meeting if you or someone with whom you have been in close contact with are experiencing any cold or flu-like symptoms, or if you or someone with whom you have been in close contact has travelled to/from outside of Canada within the 14 days prior to the Meeting. The Corporation may refuse any Shareholder entrance to the meeting if the Corporation feels to allow entrance would put staff and/or other attendees at the Meeting in harm’s way.

Shareholders of record as at the close of business on July 17, 2020 will be entitled to notice of and to vote at the Meeting. A detailed description of the matters to be acted upon at the Meeting is set forth in the Information Circular. The Corporation has elected to use the notice-and-access provisions under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer and National Instrument 51-102 – Continuous Disclosure Obligations (the “Notice-and-Access Provisions”) of the Canadian Securities Administrators for the Meeting. The Notice-and-Access Provisions are a set of rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to Shareholders of the Corporation by allowing the Corporation to post its Information Circular and any additional materials online. Shareholders who would like more information about the Notice-and-Access Provisions may contact the Corporation’s transfer agent, Capital Transfer Agency, ULC, toll-free at 1-844-499-4482. Please see “Notice-and-Access” in the accompanying Information Circular.

The Information Circular and all additional materials have been posted in full online at www.capitaltransferagency.ca and under the Corporation’s SEDAR profile at www.sedar.com. Shareholders are reminded to carefully review the Information Circular and any additional materials prior to voting on the matters being transacted at the Meeting. All Shareholders of record as of July 17, 2020, the record date, will receive a notice and access notification containing instructions on how to access the Corporation’s Information Circular and all additional materials. Copies of: (a) this notice of annual and special meeting of shareholders; (b) the Information Circular; (c) a management form of proxy and instructions in relation thereto (the “Management Proxy”); and (d) the audited consolidated financial statements of the Corporation for its prior years ended October 31, 2019 and 2018, and the independent auditor’s report thereon may be obtained free of charge by contacting Capital Transfer Agency, ULC at 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2 or by phone at 1-844-499-4482. In order to ensure that a paper copy of the Information Circular and additional materials can be delivered to a Shareholder in time for such Shareholder to review the Information Circular and return a Management Proxy or voting instruction form prior to the deadline to receive proxies, it is strongly suggested that Shareholders ensure their request is received no later than August 17, 2020.

Registered shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting or may be represented by proxy. Shareholders are requested to: (i) sign, date and deliver the Management Proxy to the Corporation’s registrar and transfer agent, Capital Transfer Agency, ULC, 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2 Canada or visit www.capitaltransferagency.com/voteproxy, so it is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof; or (ii) return your voting instructions as specified in the request for voting instructions delivered to you, as applicable.

DATED this 20th day of July, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “J. Obie Strickler”
J. Obie Strickler
Director, President and Chief Executive Officer

GROWN ROGUE INTERNATIONAL INC.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

This management information circular (the “Information Circular”) is furnished in connection with the solicitation by management (“Management”) of Grown Rogue International Inc. (the “Corporation”), of proxies to be used at the annual and special meeting of shareholders (the “Meeting”) of the Corporation to be held on Thursday, August 27, 2020, at the time and place and for the purposes set forth in the accompanying notice of annual and special meeting (the “Notice”). The costs associated with this proxy solicitation will be borne by the Corporation.

Except as otherwise indicated, information herein is given as at July 20, 2020. In this Information Circular, all references to dollar amounts are to Canadian dollars, unless otherwise specified. All references herein to the Corporation shall include its subsidiaries as the context may require.

The board of directors of the Corporation (the “Board” or “Board of Directors”) has by resolution fixed the close of business on July 17, 2020, as the record date (the “Record Date”) for the Meeting. Only holders of common shares (the “Common Shares”) of the Corporation (each, a “Shareholder” and collectively, the “Shareholders”) of record as at 5:00 pm (Eastern Daylight Time) as at the Record Date will be entitled to receive the Notice and related documents and to vote at the Meeting or at any adjournment thereof, but failure to receive such Notice does not deprive Shareholders of their right to vote their Common Shares at the Meeting.

If any person entitled to vote at an annual and special meeting of the Shareholders wishes to propose any matter for consideration at the next annual and special meeting, in order for such proposal to be considered for inclusion in the materials mailed to Shareholders in respect of such meeting, such proposal must be received by the Corporation no later than 90 days before the anniversary date of the Notice.

The Corporation will use the Notice-and-Access Provisions (as defined below) to conduct the solicitation of proxies in connection with this Information Circular. Proxies may also be solicited by telephone, facsimile, email or in person by directors, officers and employees of the Corporation who will not be additionally compensated therefor. Arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by such persons.

NOTICE-AND-ACCESS

The Corporation has elected to deliver the materials in respect of the Meeting pursuant to the notice-and-access provisions (“Notice-and-Access Provisions”) concerning the delivery of proxy-related materials to shareholders found in section 9.1.1 of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”), in the case of registered shareholders, and section 2.7.1 of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), in the case of beneficial shareholders. The Notice-and-Access Provisions are a set of rules that reduce the volume of proxy-related materials that must be physically mailed to shareholders by allowing issuers to deliver meeting materials to shareholders electronically by providing shareholders with access to these materials online.

The use of the Notice-and-Access Provisions reduces paper waste and mailing costs to the Corporation. In order for the Corporation to utilize the Notice-and-Access Provisions to deliver proxy-related materials by posting the Information Circular (and if applicable, other materials) electronically on a website that is not SEDAR, the Corporation must send a notice to Shareholders, including beneficial Shareholders, indicating that the proxy-related materials have been posted and explaining how a Shareholder can access them or obtain a paper copy of those materials from the Corporation.

In accordance with the Notice-and-Access Provisions, a notice and a form of proxy or voting instruction form has been sent to all Shareholders informing them that this Information Circular is available online and explaining how this Information Circular may be accessed, in addition to outlining relevant dates and matters to be discussed at the Meeting. This Information Circular has been posted in full on www.capitaltransferagency.ca and under the Corporation’s SEDAR profile at www.sedar.com.

The Corporation will cause its agent to deliver copies of the proxy-related materials to the clearing agencies and Intermediaries (as hereinafter defined) for onward distribution to Non-Registered Holders (as hereinafter defined). The Corporation intends to pay for the Intermediaries to deliver to objecting Non-Registered Holders the proxy-related materials and Form 54-101F7 – Request for Voting Instructions Made by Intermediary of NI 54-101.

Any Shareholder who wishes to receive a paper copy of this Information Circular free of charge must contact Capital Transfer Agency, ULC at 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2, toll free telephone number 1-844-499-4482. In order to ensure that a paper copy of the Information Circular can be delivered to a requesting Shareholder in time for such Shareholder to review the Information Circular and return a form of proxy or voting instruction form prior to the deadline to receive proxies, it is strongly suggested that Shareholders ensure their request is received no later than August 17, 2020.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed management form of proxy and instructions in relation thereto (the “Management Proxy”) are officers and/or directors of the Corporation. Each Shareholder has the right to appoint a person or company, who need not be a Shareholder, other than the persons named in the enclosed form of proxy, to represent such Shareholder at the Meeting or any adjournment(s) thereof. Such right may be exercised by inserting such person’s name in the blank space provided and striking out the names of Management’s nominees in the Management Proxy or by completing another proper form of proxy. All proxies must be executed by the Shareholder or his or her attorney duly authorized in writing or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized. The completed form of proxy must be deposited at the office of the Corporation’s transfer agent, Capital Transfer Agency, ULC, 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2 Canada, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment(s) thereof.

A Shareholder forwarding the enclosed Management Proxy may indicate the manner in which the appropriate appointee is to vote with respect to any specific item by checking the appropriate space. If the Shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item is to be left blank. The Common Shares represented by the proxy submitted by a Shareholder will be voted in accordance with the directions, if any, given in the proxy.

In addition to revocation in any other manner permitted by law, a Management Proxy or other form of proxy may be revoked if it is received not later than 11:00 am (Eastern Daylight Time) on August 25, 2020 or, if the Meeting is adjourned, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting, by completing and signing a proxy bearing a later date and depositing it with Capital Transfer Agency, ULC on behalf of the Corporation.

If you are a registered Shareholder of the Corporation, whether or not you are able to attend the Meeting, you are requested to complete, execute and deliver the enclosed Management Proxy in accordance with the instructions set forth on the form to the Corporation, c/o Capital Transfer Agency, ULC, 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment(s) or postponement(s) thereof. The time limit for the deposit of proxies may be waived by the Board at its discretion without notice.

EXERCISE OF DISCRETION BY PROXIES

Common Shares represented by properly executed proxies in favour of the persons named in the enclosed Management Proxy will be either voted or withheld from voting, as applicable, in accordance with the instructions given by the Shareholder on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where Shareholders have properly executed proxies in favour of the persons named in the enclosed Management Proxy and have not specified in the Management Proxy the manner in which the named proxies are required to vote the Common Shares represented thereby, such Common Shares will be voted in favour of the passing of the matters set forth in the Notice. The enclosed Management Proxy confers discretionary authority with respect to amendments or variations to the matters identified in the Notice and with respect to other matters that may properly come before the Meeting. At the date hereof, neither Management nor the directors of the Corporation (each, a “Director” and collectively, the “Directors”) are aware of any such amendments, variations or others matters to come before the Meeting. If any other matters which at present are not known to Management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgement of the named proxies.

INFORMATION FOR BENEFICIAL HOLDERS OF SECURITIES

Registered holders of Common Shares or the persons they validly appoint as their proxies are permitted to vote at the Meeting. However, in many cases, Common Shares beneficially owned by a person (a “Non-Registered Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) (including banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans) that the Non-Registered Holder deals with in respect of the Common Shares; or (ii) in the name of a clearing agency (such as the Canadian Depository for Securities Limited) of which the Intermediary is a participant.

Distribution to Beneficial Owners

The Corporation will have caused its agent to deliver copies of the proxy-related materials to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived his or her right to receive them. Intermediaries often use service companies such as Broadridge Financial Solutions, Inc. to forward the meeting materials to Non-Registered Holders. Generally, those Non-Registered Holders who have not waived the right to receive meeting materials will either:

1.	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder, but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Capital Transfer Agency in the manner set out above in this Information Circular, with respect to the Common Shares beneficially owned by such Non-Registered Holder; or

2.	more typically, be given a voting registration form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute authority and instructions (often called a “Voting Instruction Form”) which the Intermediary must follow. Typically, the Voting Instruction Form will consist of a one-page pre-printed form. The purpose of this procedure is to permit the Non-Registered Holder to direct the voting of the shares he or she beneficially owns.

Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the persons named in the form and insert the Non-Registered Holder’s name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions, including those regarding when and where the proxy or voting instruction form is to be delivered.

Non-Registered Holders (other than Non-Registered Holders who are duly appointed proxyholders) will not be admitted to the Meeting. Non-Registered Holders are urged to vote their Common Shares in advance of the Meeting in accordance with the procedures and instructions received from Broadridge Financial Solutions, Inc. or other applicable intermediary. Non-Registered Holders may listen to the Meeting using the live audioconferencing facilities described in this Information Circular.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no: (i) Director or executive officer (each an “Officer”) of the Corporation who has held such position at any time since November 1, 2018; (ii) proposed nominee for election as a director of the Corporation; or (iii) associate or affiliate of a person in (i) or (ii) has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than the election of Directors.

VOTING SHARES AND PRINCIPAL HOLDERS OF VOTING SHARES

The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value of which, as at the date hereof, 106,759,533 Common Shares are issued and outstanding as fully paid and non-assessable Common Shares. Each issued and outstanding Common Share entitles its holder to one vote.

To the knowledge of the Directors and Officers, as at the Record Date, no person beneficially owns, directly and indirectly, or exercises control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights, except as follows:

Name	Number of Common Shares		Percentage of Class
Cannabis Growth Opportunity Corporation	30,000,000	(1)	28.10%
J. Obie Strickler	29,116,266		27.27%

Notes:

(1)	15,000,000 of the Common Shares owned by Cannabis Growth Opportunity Corporation are subject to voting restrictions under the terms of a Voting and Resale Agreement entered into with the Corporation on February 10, 2020 where the shareholder is required to vote such shares in favour of recommendations made by the management of the Corporation.

The Officers and Directors of the Corporation own, as a group, a total of 31,884,494 Common Shares, representing 29.9% of the issued and outstanding Common Shares.

MATTERS TO BE ACTED UPON AT THE MEETING

1.       PRESENTATION OF FINANCIAL STATEMENTS FOR 2019 AND 2018

A copy of the audited consolidated financial statements of the Corporation for its prior years ended October 31, 2019 and 2018 can be found on the Corporation’s SEDAR profile at www.sedar.com. Copies can also be obtained on request by contacting the Corporation: Grown Rogue International Inc. c/o Miller Thomson LLP, Scotia Plaza, 40 King St. W., Suite 5800, PO Box 1011, Toronto, Ontario, M5H 3S1, Attention to: Michael Johnston, CFO and Corporate Secretary.

2.       ELECTION OF DIRECTORS

The articles of the Corporation provide that the Corporation shall not have more than ten (10) Directors. At the annual and special meeting of the shareholders of the Corporation held on July 15, 2019, the Shareholders voted in favour of a special resolution empowering the directors of the Corporation to determine from time to time the number of directors of the Corporation to be elected at any future annual meeting of Shareholders in accordance with the provisions of the Business Corporations Act (Ontario). The directors of the Corporation have determined that the number of directors of the Corporation to be elected at the Meeting shall be four (4). The nominees are, in the opinion of the Board, well qualified to act as Directors for the coming year. Each nominee has established his eligibility and willingness to serve as a Director, if elected. Each duly elected Director will hold office until the next annual meeting of Shareholders or until a successor is duly elected, unless his office is earlier vacated in accordance with the articles of the Corporation. The following table sets out the names of the persons nominated by management for election, any offices with the Corporation currently held by them, their principal occupations, the period or periods of service as directors of the Corporation and the approximate number of voting securities of the Corporation beneficially owned, directly or indirectly, or over which control or direction is exercised as of the date hereof.

Name, province or state and country of residence	Office Held	Principal Occupation	Director Since	Number of Common Shares Beneficially Owned or Controlled or Directed(1)
J. Obie Strickler(2) (3) Oregon, United States	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director of the Corporation	November 15, 2018	29,116,266
Abhilash Patel(2) California, United States	Director	Consultant	November 15, 2018	680,585
Stephen Gledhill(2) Ontario, Canada	Director	Accountant	November 15, 2018	270,000
Sean Conacher(4) Ontario, Canada	Proposed Director	Chief Executive Officer of Cannabis Growth Opportunity Corporation and Chief Executive Officer of Global Cannabis Innovators Corp.	N/A	20,000

Notes:

(1)	The information as to the number of Common Shares beneficially owned, or over which control or direction is exercised, directly or indirectly, not being within the direct knowledge of the Corporation, has been furnished by the respective Director nominees.

(2)	Member of the Audit Committee and Compensation Committee. Stephen Gledhill is the chairman of the Audit Committee and the Compensation Committee.

(3)	J. Obie Strickler, being an executive officer of the Corporation, is not “independent” as defined in NI 52-110 – Audit Committees (“NI 52- 110”). The Corporation is relying on the exemption provided by section 6.1 of NI 52-110 pursuant to which the Corporation, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

(4)	Nominee of Cannabis Growth Opportunity Corporation.

Director Biographies

Mr. J. Obie Strickler

Mr. Strickler is the CEO, President and founder of the Corporation. He founded Canopy Management, LLC in 2015 to consolidate the three medical facilities he had operated since 2006 within one company. Mr. Strickler formed the Corporation in late 2016 and entered the Oregon recreational cannabis market with a plan to build a multi-national cannabis brand. Mr. Strickler was successful in building a profitable medical cannabis company and used that foundation to build Grown Rogue where he has led a team that now has operations in three states with over 20 licenses. Mr. Strickler has a BS in Geology from Southern Oregon University and is also an Oregon Professional Geologist. During the time he was financing and overseeing Canopy’s growth he was also the regional manager for a large multi-service natural resource company before starting his own business in 2011 to provide management services to large natural resource companies primarily in the mining sector. In this role, he was responsible for building and integrating complex technical teams to advance large, world-class, multi-billion-dollar mining projects from exploration through feasibility primarily in base and precious metals. In 2014, Mr. Strickler teamed with aerospace engineers to form HyperSciences, Inc a platform technology company focused on commercializing hypervelocity technology into a variety of industrial applications. Mr. Strickler helped secure a large contract with one of the world’s larger oil and gas providers to solve deep drilling challenges and moved this project through proof of concept before departing to focus on the opportunities in cannabis full time. Mr. Strickler is taking his production and product innovation experience in the cannabis industry and his integration and execution experience from the natural resource industry to build Grown Rogue into a premier cannabis company. Mr. Strickler is 40 years old and is devotes 100% of his professional time to the Corporation.

Mr. Abhilash Patel

Mr. Patel is a serial entrepreneur, venture investor, speaker, and philanthropist. He is currently Founder & CEO of Thermal.co, a venture studio in Santa Monica, CA with a portfolio of stage-agnostic and category-agnostic investments along with a number of operating ventures. Previously, Abhilash was founder and CEO at Ranklab, a digital marketing agency and Co-Founder of Recovery Brands, a digital publisher with assets including Rehabs.com, Recovery.org and others. Both companies were listed in Inc. Magazine’s fastest growing private companies in 2015. Later in 2015, both companies were acquired by AAC Holdings, then listed on the NYSE. He is on the Board of Directors for several non-profit organizations in Southern California, including the LA Regional Food Bank, Junior Achievement of Southern California, Clare|Matrix and 10,000 Beds, and serves on the board of several privately-held startups as well.

Abhilash holds a BA in Economics and Philosophy from Columbia University, and an MBA from the UCLA Anderson School of Management. Abhilash’s work has been featured in several major publications, including Inc., Huffington Post, Forbes, and Entrepreneur, USA Today, among others. Dr. Drew., Inc. named Abhilash “One of 20 Inspiring Entrepreneurs Improving Health for All” and Forbes highlights him in an interview entitled “How Web Publishing is Saving Lives”. When he’s not helping businesses grow, Abhilash is spending time with his wife and their three beautiful sons, or training for his next triathlon. Mr. Patel is 39 years old and intends to devote the time necessary to serve as a director of the Corporation.

Mr. Stephen Gledhill

Mr. Gledhill is the founder and President of Keshill Consulting Associates Inc., a boutique management consulting practice. Mr. Gledhill has over 25 years of financial-control experience and acts as CFO and Corporate Secretary for multiple publicly-traded companies, several of which he was instrumental in scaling-up and taking public. He currently serves as the CFO of Caracara Silver Inc. (TSXV:CSV), CO2 Gro Inc. (TSXV:GROW), DelphX Capital Markets Inc (TSXV:DELX) and POSaBIT Systems Corporation (CSE: PBIT). Mr. Gledhill has also served as the Senior Vice President and CFO of Borealis Capital Corporation, a Toronto-based merchant bank as well as Vice President of Finance of OMERS Realty Corporation (ORC), the real estate entity of the Ontario Municipal Employees Retirement System. Mr. Gledhill is a Chartered Public Accountant and Certified Management Accountant and holds a Bachelor of Math Degree from the University of Waterloo. Mr. Gledhill is 58 years old and intends to devote the time necessary to serve as a director of the Corporation.

Mr. Sean Conacher

Sean is an experienced CEO with a demonstrated history of working in the financial services and marketing sectors. He is skilled in entrepreneurship, venture capital, public and private equity, foreign exchange, options and asset management. He is currently the CEO of Cannabis Growth Opportunity Corporation, a publicly traded investment corporation that offers unique global exposure to the emerging global cannabis sector. CGOC’s main objective is to provide shareholders long-term total return through its actively managed portfolio of securities, both public and private, operating in, or that derive a portion of their revenue or earnings from products or services related to the cannabis industry. Mr. Conacher is 50 years old and intends to devote the time necessary to serve as a director of the Corporation.

Corporate Cease Trade Orders

Other than disclosed below, to the knowledge of the Corporation, no Director or proposed Director of the Corporation is, as at the date of this Information Circular, or was within 10 years before the date of this Information Circular, a director or chief executive officer or chief financial officer of any company (including the Corporation) that: (a) was the subject of an order (as defined in Form 51-102F5 under National Instrument 51-102 Continuous Disclosure Obligations) that was issued while the Director or proposed Director was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the Director or proposed Director ceased to be a director, chief executive officer or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer or chief financial officer. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant Corporation access to any exemption under securities legislation, in each case that was in effect for a period of more than 30 consecutive days.

In 2013, Sean Conacher was a trader and designated person at a firm regulated by The Investment Industry Regulatory Organization of Canada (“IIROC”). It was determined that between June 2013 and October 2013, Mr. Conacher allowed a U.S. based client to enter orders directly on an IIROC-regulated marketplace through a firm inventory account, and therefore permitted trades to be executed that Mr. Conacher knew, or ought to have reasonably have known, would not comply with applicable regulatory requirements. Mr. Conacher and IIROC subsequently entered into a settlement agreement, resulting in: (i) a fine of $15,000; (ii) a suspension of access to IIROC-regulated marketplaces for three months effective from October 2013; and (iii) costs of $2,000.

On April 25, 2016, CO2 Gro Inc. (formerly BlueOcean NutraSciences Inc.) (“BOC”) applied to the applicable Canadian securities regulatory authorities pursuant to National Policy 12-203 – Cease Trade Orders for Continuous Disclosure Defaults (“Policy 12-203”) for a MCTO, which precluded members of management (including Stephen Gledhill, CFO) from trading BOC common shares until such time as the MCTO is no longer in effect. The MCTO was sought by BOC as it would not be filing its audited annual financial statements, related management discussion and analysis and applicable officer certifications (the “Annual Materials”) by the deadline date of April 29, 2016. On May 9, 2016, the OSC granted a temporary MCTO, effective until May 16, 2016. On May 16, 2016, the OSC issued a permanent MCTO in effect until 2 days following BOC filing its Annual Materials with the applicable regulatory authorities. On July 19, 2016, BOC filed its Annual Materials and on July 21, 2016, the MCTO was lifted.

On January 12, 2016 (further to a TSX Venture Exchange Bulletin dated January 11, 2016), Gemoscan Canada, Inc.’s (“GES”) shares were suspended from trading on the TSX Venture Exchange for failing to maintain exchange requirements, GES having made assignment into bankruptcy. Effective January 13, 2016, GES’s listing was transferred to the NEX. Stephen Gledhill served as CFO of GES from August 2010 to November 2015.

Other than disclosed above, no Director or proposed Director of the Corporation: (a) is, or within 10 years before the date hereof has been a director or executive officer of a corporation (including the Corporation) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the Director or proposed Director.

No Director or proposed Director of the Corporation has been subject to any: (a) penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or (b) other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable security holder in deciding whether to vote for the Director or proposed Director.

If you complete and return the proxy for the Meeting, the persons designated in the proxy for the Meeting intend to vote at the Meeting, or any adjournment thereof, FOR the election of J. Obie Strickler, Abhilash Patel, Stephen Gledhill and Sean Conacher as Directors, unless you specifically direct that your vote be withheld.

3.       APPOINTMENT AND REMUNERATION OF AUDITORS

At the Meeting, Shareholders will be asked to approve a resolution appointing Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, of Vancouver, BC, as auditors for the Corporation, to hold office until the next annual meeting of Shareholders, and to authorize the Directors to fix their remuneration. Dale Matheson Carr-Hilton Labonte LLP, Charter Professional Accountants were appointed as auditors of the Corporation effective November 4, 2019.

On November 4, 2019, the Board of Directors, resolved to appoint Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants as the auditor of the Corporation effective November 4, 2019. Effective October 31, 2019 MNP LLP, Chartered Professional Accountants resigned as the auditor of the Corporation and the Board accepted their resignation.

As required by section 4.11 of NI 51-102, a copy of the Corporation’s reporting package (which has been filed with the applicable securities regulatory authorities and delivered to each of Dale Matheson Carr-Hilton Labonte LLP and MNP LLP) is attached hereto as Schedule B and includes:

i.	the Notice of Change of Auditor prepared in respect of MNP LLP’s resignation as the auditor of the Corporation and the Corporation’s appointment of Dale Matheson Carr-Hilton Labonte LLP as its new auditor to hold office until the next annual general meeting of shareholders of the Corporation;

ii.	the response letter of MNP LLP with respect to the Corporation’s Notice of Change of Auditor; and

iii.	the response letter of Dale Matheson Carr-Hilton Labonte LLP with respect to the Board’s appointment of Dale Matheson Carr-Hilton Labonte LLP as the successor auditor of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE APPOINTMENT OF DALE MATHESON CARR-HILTON LABONTE LLP, CHARTERED PROFESSIONAL ACCOUNTANTS, AS AUDITORS OF THE CORPORATION AND THE AUTHORIZING OF THE DIRECTORS TO FIX THEIR REMUNERATION.

If you complete and return the Management Proxy, the persons designated in the Management Proxy intend to vote at the Meeting, or any adjournment thereof, FOR the appointment of Dale Matheson Carr-Hilton Labonte LLP as auditors of the Corporation and to authorize the Board to fix the auditors’ remuneration, unless you specifically direct that your vote be withheld.

4.       APPROVAL OF AMENDED AND RESTATED BY-LAW NO. 1

On February 3, 2020, the Board approved an amended and restated form of the Corporation’s By-Law No. 1 (“Amended and Restated By-Law No. 1”). The Corporation has recently undertaken a review of the previous by-laws of the Corporation (the “Old By-Laws”), particularly in light of evolving corporate governance practices, and determined that it would be in the best interests of the Corporation to implement Amended and Restated By-Law No. 1 in order to incorporate such best practices and implement certain desirable changes to update the Old By-Laws.

The Amended and Restated By-Law No. 1 is standard in its form and governs all aspect of the business and affairs of the Corporation, such as the establishment of a quorum for meetings of directors and shareholders, the conduct of such meetings, signing authorities, the establishment of committees of the Board, the appointment of officers, the description of officers’ duties, the authority of persons to contract on behalf of the Corporation and similar matters. The Amended and Restated By-Law No.1 also sets out advance notice requirements for director nominations (the “Advance Notice Requirements”).

The Advance Notice Requirements set forth a procedure requiring advance notice to the Corporation by any Shareholder who intends to nominate any person for election as a director of the Corporation. It provides a mechanism through which Shareholders are able to receive appropriate disclosure with respect to proposed director nominees prior to a meeting. It will also provide the Corporation with the opportunity, prior to a meeting, to confirm the eligibility of a proposed director to serve as an independent director and to confirm certain other information about the proposed nominee and the nominating Shareholder that could be material to a reasonable Shareholder’s understanding of such proposed nominee’s independence, or lack thereof. The inclusion of advance notice requirements in a corporation’s by-laws has become a common and important tool for public companies in Canada and the United States to ensure that shareholders are provided with appropriate and timely information in connection with the election of directors. The proposed timing for the delivery of a notice under the Advance Notice Requirements and the information that must be submitted are in keeping with recognized good governance principles. The Board believes that the Advance Notice Requirements will benefit Shareholders by: (i) facilitating orderly nomination and meeting processes; (ii) treating all Shareholders fairly by providing timely and adequate notice of director nominations; (iii) allowing all Shareholders to register an informed vote; and (iv) preventing the possibility of a small group of Shareholders taking advantage of a poorly attended meeting to nominate their slate of directors from the floor, thereby imposing their slate on what could be a majority of Shareholders who are unaware that this could happen.

A copy of the Amended and Restated By-Law No. 1 is attached hereto as Schedule A.

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, pass the following resolution approving, ratifying and confirming the Amended and Restated By-Law No. 1 (the “By-Law Amendment Resolution”).

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.	the “Amended and Restated By-Law No. 1 of Grown Rogue International Inc.” in the form adopted by the Board of Directors of the Corporation on February 3, 2020 and attached as Schedule A to the management information circular of the Corporation dated July 20, 2020, being the by-laws relating generally to the transaction of the business and affairs of the Corporation, is hereby confirmed; and

2.	any officer and director of the Corporation is hereby authorized and directed on behalf of the Corporation to execute and deliver all such documents and to do all such acts and things as may be necessary or desirable to give effect to this resolution.”

The Business Corporations Act (Ontario) requires that any amendment made to the by-laws of a corporation be submitted to the next meeting of shareholders for confirmation by an ordinary resolution of the majority of the shareholders. If an amendment to the by-laws of a corporation is not approved by the majority of the shareholders, the amendment ceases to be effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE BY-LAW AMENDMENT RESOLUTION.

If you complete and return the Management Proxy, the persons designated in the Management Proxy intend to vote at the Meeting, or any adjournment thereof, FOR the By-Law Amendment Resolution, unless you specifically direct that your vote be voted against the By-Law Amendment Resolution.

5.       APPROVAL OF NEW EQUITY INCENTIVE PLAN

The Corporation proposes to adopt a new equity incentive plan (the “New Equity Incentive Plan”) to replace the existing stock option plan of the Corporation (the “Stock Option Plan”), subject to Shareholder approval.

At the Meeting, the Shareholders will be asked to consider and, if thought advisable, pass an ordinary resolution approving the New Equity Incentive Plan (the “New Equity Incentive Plan Resolution”). To be effective, the Equity Incentive Plan Resolution requires the affirmative vote of not less than a majority of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

Shareholder approval of the New Equity Incentive Plan is necessary for certain purposes, including for the Corporation to facilitate grants of incentive stock options for purposes of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). If Shareholders do not approve the New Equity Incentive Plan, the New Equity Incentive Plan will not go into effect.

Summary of the New Equity Incentive Plan

The principal features of the New Equity Incentive Plan are summarized below.

Purpose

The purpose of the New Equity Incentive Plan will be to enable the Corporation and its affiliated companies to: (i) promote and retain employees, officers, consultants, and directors capable of assuring the future success of the Corporation, (ii) to offer such persons incentives to put forth maximum efforts, and (iii) to compensate such persons through various share and cash-based arrangements and provide them with opportunities for share ownership, thereby aligning the interests of such persons and Shareholders.

The New Equity Incentive Plan permits the grant of (i) nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”) (collectively, “Options”), (ii) restricted stock awards, (iii) restricted stock units (“RSUs”), (iv) stock appreciation rights (“SARs”), and (v) performance compensation awards (“PCAs”), which are referred to herein collectively as “Awards,” as more fully described below.

Eligibility

Any of the Corporation’s employees, officers, directors, consultants (who are natural persons) are eligible to participate in the New Equity Incentive Plan (the “Participants”). The basis of participation of an individual under the New Equity Incentive Plan, and the type and amount of any Award that an individual will be entitled to receive under the New Equity Incentive Plan, will be determined by the Board or Compensation Committee based on its judgment as to the best interests of the Corporation.

The maximum number of Common Shares that may be issued under the New Equity Incentive Plan shall be determined by the Board from time to time, but in no case shall exceed, in the aggregate, 20% of the number of Common Shares then outstanding. Notwithstanding the above, the total number of Common Shares issued under ISOs cannot exceed 20,000,000 Common Shares, subject to adjustment as provided in the New Equity Incentive Plan.

Any shares subject to an Award under the New Equity Incentive Plan that are forfeited, cancelled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations of a Participant shall again be available for Awards under the New Equity Incentive Plan. In the event of any dividend, recapitalization, forward or reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Corporation, issuance of warrants or other rights to acquire Common Shares or other securities of the Corporation, or other similar corporate transaction or event, which affects the Common Shares, or unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, the Compensation Committee or Board may make such adjustment, which is appropriate in order to prevent dilution or enlargement of the rights of Participants under the New Equity Incentive Plan, to (i) the number and kind of shares which may thereafter be issued in connection with Awards, (ii) the number and kind of shares issuable in respect of outstanding Awards, (iii) the purchase price or exercise price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and (iv) any share limit set forth in the New Equity Incentive Plan.

Awards

Options

The Compensation Committee is authorized to grant Options to purchase Common Shares that are either ISOs meaning they are intended to satisfy the requirements of Section 422 of the Code, or NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the New Equity Incentive Plan will be subject to the terms and conditions established by the Board or Compensation Committee. Under the terms of the New Equity Incentive Plan, unless the Compensation Committee or Board determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the stock options, and (b) the date of grant of the stock options. Options granted under the New Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee or Board and specified in the applicable award agreement. The maximum term of an option granted under the New Equity Incentive Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10% shareholder). Payment in respect of the exercise of an Option may be made in cash or by cheque, by surrender of unrestricted shares (at their fair market value on the date of exercise) or by such other method as the Compensation Committee may determine to be appropriate.

Restricted Stock

A restricted stock award is a grant of Common Shares, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee or Board will determine the price, if any, to be paid by the Participant for each Common Shares subject to a restricted stock award, but in any event the price may not be lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the restricted stock, and (b) the date of grant of the restricted stock. The Compensation Committee or Board may condition the expiration of the restriction period, if any, upon: (a) the Participant’s continued service over a period of time with the Corporation or its affiliates; (b) the achievement by the Participant, the Corporation or its affiliates of any other performance goals set by the Compensation Committee; or (c) any combination of the above conditions as specified in the applicable award agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common Shares will be forfeited. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of Common Shares. During the restriction period, unless otherwise provided in the applicable award agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The Compensation Committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock. Unless otherwise provided in the applicable award agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Corporation, the unvested portion of a restricted stock award will be forfeited.

RSUs

RSUs are granted in reference to a specified number of Common Shares and entitle the holder to receive, on achievement of specific performance goals established by the Compensation Committee or Board or after a period of continued service with the Corporation or its affiliates or any combination of the above as set forth in the applicable award agreement, one Common Share for each such Common Share covered by the RSU; provided, that the Compensation Committee may elect to pay cash, or part cash and part Common Shares in lieu of delivering only Common Shares. The Compensation Committee or Board may, in its discretion, accelerate the vesting of RSUs. Unless otherwise provided in the applicable award agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Corporation, the unvested portion of the RSUs will be forfeited. The value ascribed to the Common Shares covered by the RSU may not be lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the RSUs, and (b) the date of grant of the RSUs

Stock Appreciation Rights

A SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of Common Shares from the date of the grant of the SAR and the date of exercise payable in Common Shares. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date. Unless otherwise provided in the applicable award agreement or as may be determined by the Compensation Committee or Board, upon a Participant’s termination of service with the Corporation, the unvested portion of a SAR will be forfeited. The value ascribed to the Common Shares covered by the SARs may not be lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the SAR, and (b) the date of grant of the SAR.

Performance Compensation Awards

PCAs may be granted under the Equity Incentive Plan, which (i) may be denominated or payable in cash, Common Shares, or other securities, awards or other property (including, without limitation, restricted stock and RSUs), and (ii) confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the Compensation Committee or Board shall establish. Notwithstanding the foregoing, pursuant to the rules of the CSE, the value ascribed to the Common Shares covered by the PCAs may not be lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the PCA, and (b) the date of grant of the PCA. Subject to the terms of the New Equity Incentive Plan and the policies of the CSE, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any PCA granted, the amount of any payment or transfer to be made pursuant to any PCA and any other terms and conditions shall be determined by the Compensation Committee or Board. Unless otherwise provided in the applicable award agreement or as may be determined by the Compensation Committee or Board, upon a Participant’s termination of service with the Corporation, the unvested portion of a PCA will be forfeited.

General

The Compensation Committee or Board may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the New Equity Incentive Plan shall be non-transferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a shareholder with respect to Common Shares covered by any Awards, unless and until such Awards are settled in Common Shares.

No Option (or, if applicable, SARs) shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered and no payment shall be made under the New Equity Incentive Plan except in compliance with all applicable laws. The Board may amend, alter, suspend, discontinue or terminate the New Equity Incentive Plan and the Compensation Committee or Board may amend any outstanding Award at any time; provided that (i) such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation’s shareholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the New Equity Incentive Plan (including, without limitation, as necessary to comply with any rules or requirements of applicable securities exchange), and (ii) no such amendment or termination may adversely affect Awards then outstanding without the Award holder’s permission.

In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take over bid or tender offer, repurchase or exchange of Common Shares or other securities of the Corporation or any other similar corporate transaction or event involving the Corporation (or the Corporation shall enter into a written agreement to undergo such a transaction or event), the Compensation Committee or the Board may, in its sole discretion, provide for any (or a combination) of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

●	termination of the Award, whether or not vested, in exchange for cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights,

●	the replacement of the Award with other rights or property selected by the Compensation Committee or the Board, in its sole discretion,

●	assumption of the Award by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices,

●	that the Award shall be exercisable or payable or fully vested with respect to all Common Shares covered thereby, notwithstanding anything to the contrary in the applicable award agreement, or

●	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

Tax Withholding

The Corporation may take such action as it deems appropriate to ensure that all applicable federal, state, local and/or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

Shareholders will be asked at the Meeting to consider and, if thought advisable, pass the New Equity Incentive Plan Resolution, substantially in the following form:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.	All existing stock option plans of the Corporation, including the current option plan of the Corporation, are hereby terminated and the New Equity Incentive Plan is hereby authorized and approved as the equity incentive plan of the Corporation and all unallocated options, rights and other entitlements issuable thereunder be and are hereby approved and authorized; and

2.	any one or more of the directors or officers of the Corporation is hereby authorized and directed, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, such other documents and instruments, and to do or cause to be done all such other acts and things, as may in the opinion of such director or officer of the Corporation be necessary or desirable to carry out the intent of the foregoing resolution, the execution of any such document or the doing of any such other act or thing by any director or officer of the Corporation being conclusive evidence of such determination.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE NEW EQUITY INCENTIVE PLAN RESOLUTION.

If you complete and return the Management Proxy, the persons designated in the Management Proxy intend to vote at the Meeting, or any adjournment thereof, FOR the New Equity Incentive Plan Resolution, unless you specifically direct that your vote be voted against the New Equity Incentive Plan Resolution.

OTHER MATTERS

The Corporation knows of no other matters to be brought before the Meeting. If any amendment, variation or other business is properly brought before the Meeting, the form of Management Proxy and voting instruction confers discretion on the persons named on the form of Management Proxy to vote on such matters in accordance with their best judgment.

EXECUTIVE COMPENSATION

For purposes of this Information Circular, a “Named Executive Officer” of the Corporation means an individual who, at any time during the year, was:

(a)	the Corporation’s chief executive officer (“CEO”);

(b)	the Corporation’s chief financial officer (“CFO”);

(c)	each of the Corporation’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year and whose total compensation was, individually, more than $150,000 during the Corporation’s prior years ended October 31, 2019 and/or 2018; and

(d)	each individual who would be a Named Executive Officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of the most recently completed financial year.

Based on the foregoing definition, during the last completed financial year of the Corporation, there were three (5) Named Executive Officers, being J. Obie Strickler, Michael Johnston, Jacques Habra, Adam August and Rob Rigg.

There were three (3) Directors during the last completed financial year of the Corporation, being J. Obie Strickler, Abhilash Patel and Stephen Gledhill.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The Corporation has constituted a committee of the Board to serve as a compensation committee (the “Compensation Committee”). The Compensation Committee is appointed by the Board to establish policies and procedures with respect to the compensation of the Corporation’s Directors and Officers. The Compensation Committee has overall responsibility for approving and evaluating compensation plans, policies and programs of the Corporation. The Compensation Committee members may be replaced by the Board.

The Compensation Committee is comprised of a majority of independent Directors. The current Compensation Committee is comprised of J. Obie Strickler (not independent), Abhilash Patel (independent) and Stephen Gledhill (independent). Under the proposed slate of the directors, the current members of the Compensation Committee will be re-appointed. Recognizing the importance of an independent dialogue, in determining the appropriate level of compensation payable to Mr. J. Obie Strickler, the independent members of the Compensation Committee subjectively and quantitatively analyze his performance using the criteria discussed in this section below. In addition, the Compensation Committee reviews the adequacy and form of compensation in comparison to other companies of similar size and stage of development as described further below.

Compensation Committee Mandate

The Compensation Committee is appointed by the Board of Directors to assist the Board in carrying out its responsibilities by:

●	Reviewing compensation and human resources issues in support of the achievement of the Corporation’s business strategy and making recommendations to the Board as appropriate.

●	Reviewing and approving corporate goals and objectives relevant to Chief Executive Officer’s compensation.

●	Evaluating the Chief Executive Officer’s performance against those goals and objectives.

●	Making recommendations to the Board with respect to the Chief Executive Officer’s compensation.

●	Reviewing issues and overseeing the investment management of the Corporation’s savings and investment plans, if applicable.

Compensation Philosophy

Compensation of executive officers of the Corporation is recommended to the Board of Directors by the Compensation Committee. In its review process, the Compensation Committee relies on input from management on the assessment of executives and Corporation performance.

The Compensation Committee establishes management compensation policies and oversees their general implementation. All members of the Compensation Committee have direct experience which is relevant to their responsibilities as Compensation Committee members. All members are or have held senior executive or director roles within significant businesses. Mr. Gledhill has public company experience, and all have a good financial understanding which allows them to assess the costs versus benefits of compensation plans. The members combined experience in the Corporation’s sector provides them with the understanding of the Corporation’s success factors and risks, which is very important when determining metrics for measuring success.

Risk management is a primary consideration of the Compensation Committee when implementing its compensation program. The Compensation Committee does not believe that the Corporation’s current compensation program results in unnecessary or inappropriate risk-taking, including risks that are likely to have a material adverse effect on the Corporation. Payments of bonuses, if any, are not made until performance goals have been met.

Executive compensation is generally based on pay for performance and to be competitive with other firms of comparable size in similar fields. The Chief Executive Officer makes recommendations to the Compensation Committee as to the compensation of managers, other than himself, for approval by the Board. The Compensation Committee makes recommendations to the Board as to the compensation of the Chief Executive Officer, for approval, in accordance with the same criteria upon which the compensation of other managers are based.

Executive compensation is comprised of a base salary and variable components in the form of an annual bonus opportunity and stock options. The annual bonus provides an opportunity for management and executive employees to earn an annual cash incentive based on various pre-set criteria and the degree of achievement of objectives sets by the Compensation Committee. These performance goals will therefore take into account (1) the compliance with budgeted results, (2) the Corporation’s share performance during the last completed financial year, and (3) the business development and personal achievement fulfilled by each executive employee, as the case may be. Generally, new stock option grants do not take into account previous grants of options when considering new grants.

The President and Chief Executive Officer’s salary is based on comparable market consideration and the Compensation Committee’s assessment of his performance, with regard to the Corporation’s financial performance and progress in achieving strategic performance.

The Corporation’s executive compensation program is intended to attract, motivate and retain high performing senior executives, encourage and reward superior performance and align the executives’ interests with those of the Corporation. The Corporation aims to achieve these objectives by: (i) providing executive compensation which is competitive with what is offered by comparable companies; (ii) ensuring that the achievement of annual objectives is rewarded through the payment of bonuses; and (iii) providing executives with long-term incentive through the grant of stock options.

The compensation paid to the Named Executive Officers will be based on comparisons to compensation paid to officers of companies in a similar business, size and stage of development and will reflect the need to provide incentives and compensation for the time and effort expended by the Named Executive Officers, while taking into account the financial and other resources of the Corporation, as well as increasing short and long-term shareholder value.

Compensation Elements

Compensation of Named Executive Officers is revised each year and has been structured to encourage and reward the executive officers on the bases of short-term and long-term corporate performance. In the context of the analysis of the compensation for the financial years ended October 31, 2019 and 2018, the following components were examined:

(i)	base salary;

(ii)	annual performance incentive relative to base compensation consisting of cash and stock options;

(iii)	grant of stock options of the Corporation; and

(iv)	other elements of compensation which may include shares of the Corporation.

Base Salary

The compensation of the Corporation’s executive officers is determined by the Board upon recommendations made by the Compensation Committee. Executive compensation is generally based on performance and what is being offered by other firms of comparable size in similar fields.

Annual Incentive Plan

The Corporation has a bonus plan for its executive officers, representing a percentage of their base annual salary. The grant of bonuses for performance is left at the discretion of the Board of Directors upon the recommendation of the Compensation Committee, based on the financial results of the Corporation and the degree of achievement of objectives set by the Board of Directors, as more fully described above.

Share-based Awards

The Corporation believes that encouraging its Officers and employees to become Shareholders is the best way of aligning their interests with those of its Shareholders. Equity participation is currently accomplished through the Corporation’s Stock Option Plan. Under the New Equity Incentive Plan, Awards will be granted to management and employees taking into account a number of factors, including, base salary and bonuses, and competitive factors.

The Option component of compensation provided by the Corporation under the current Stock Option Plan is intended to advance the interests of the Corporation by encouraging the Directors, Officers, employees and consultants of the Corporation to acquire Common Shares, thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation and furnishing them with additional incentive in their efforts on behalf of the Corporation in the conduct of its affairs. Grants under the Corporation’s Stock Option Plan are intended to provide long term awards linked directly to the market value performance of the Corporation’s Common Shares. Under the New Equity Incentive Plan, the Board will review the Compensation Committee’s recommendations for the granting of Awards to management, Directors, Officers, other employees, and consultants of the Corporation and its subsidiaries. Awards will be granted according to the specific level of responsibility of the particular Director, Officer, employee or consultant. The number of outstanding Awards will also be considered by the Board when determining the number of Awards to be granted in any particular year due to the limited number of Awards that are available for grant under the Corporation’s New Equity Incentive Plan.

Stock Option Plan

The Corporation’s Stock Option Plan was previously approved by the Shareholders at the annual and special meeting of the shareholders of the Corporation held on July 15, 2019. The following is a description of the material terms and conditions of the Stock Option Plan. The Stock Option Plan is administered by the Board, or if appointed, by a special committee of Directors appointed from time to time by the Board. The aggregate number of Common Shares which may be reserved for issue under the Stock Option Plan shall not exceed 10% of the issued and outstanding number of Common Shares. The number of Common Shares subject to an option to a participant shall be determined by the Board, but no participant shall be granted an option which exceeds the maximum number of shares permitted by any stock exchange on which the Common Shares are then listed, or other regulatory body having jurisdiction. The exercise price of the Common Shares covered by each option shall be determined by the Board, provided however, that the exercise price shall not be less than the price permitted by any stock exchange on which the Common Shares are then listed, or other regulatory body having jurisdiction. The maximum term of any option shall be ten (10) years from the date the option is granted, provided that participant’s options expire ninety (90) days after a participant ceases to act for the Corporation, subject to extension at the discretion of the Board, except upon the death of a participant, in which case the participant’s estate shall have twelve (12) months in which to exercise the outstanding options. The Stock Option Plan includes a provision that should an option expiration date fall within a blackout period or immediately following a blackout period, the expiration date will automatically be extended for ten (10) business days following the end of the blackout period. The Board has the absolute discretion to amend or terminate the Stock Option Plan.

Purchase of Financial Instruments

The Corporation has not adopted any policies or imposed any contractual obligations to restrict the ability of a Named Executive Officer or a Director to purchase financial instruments, including for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation by the Corporation or held, directly or indirectly, by the Named Executive Officer or Director. The Board discourages the practice of purchasing the securities described above.

Summary Compensation Table

The following table is a summary of compensation paid to the Named Executive Officers and Directors for the two most recently completed financial periods ended October 31, 2019 and 2018:

Table of Compensation excluding Compensation Securities

Name	Year	Salary, consulting fee, retainer or commission ($)		Bonus ($)	Committee or meeting fees ($)(1)		Value of perquisites	Value of all other compensation ($)		Total compensation ($)
J. Obie Strickler,	2019	130,000		Nil	Nil		Nil	60,500	(4)	190,500
President, CEO and Director	2018	120,000		Nil	Nil		Nil	65,000	(4)	185,000
Michael Johnston,	2019	172,510	(3)	Nil	Nil		Nil	Nil		172,510
CFO and Corporate Secretary	2018	Nil		Nil	Nil		Nil	Nil		Nil
Adam August,	2019	160,612	(5)	Nil	Nil		Nil	Nil		160,612
CFO of Grown Rogue Unlimited, LLC	2018	Nil		Nil	Nil		Nil	Nil		Nil
Rob Rigg,	2019	125,155	(6)	Nil	Nil		Nil	Nil		125,155
Chief Marketing Officer	2018	Nil		Nil	Nil		Nil	Nil		Nil
Jacques Habra,	2019	183,674		Nil	Nil		Nil	Nil		183,674
Former Chief Strategy Officer(1)	2018	239,568		Nil	Nil		Nil	524,498	(2)	764,066
Abhilash Patel,	2019	Nil		Nil	67,045	(7)	Nil	Nil		67,045
Director	2018	Nil		Nil	Nil		Nil	Nil		Nil
Stephen Gledhill,	2019	Nil		Nil	109,211	(7)	Nil	Nil		109,211
Director	2018	Nil		Nil	Nil		Nil	Nil		Nil

Notes:

(1)	Mr. Habra resigned from his position as the Corporation’s Chief Strategy Officer on February 21, 2019.

(2)	During the year ended October 31, 2018, Mr. Habra was issued 750 common units of Grown Rogue Unlimited, LLC with a fair value of $524,498.

(3)	Fees of $172,510 were paid to an accounting firm in which Mr. Johnston is a partner.

(4)	Represents rent charged by a company owned by Mr. Strickler.

(5)	Inclusive of the $50,612 paid to Mr. August in Common Shares.

(6)	Inclusive of the $25,550 paid to Mr. Rigg in Common Shares.

(7)	Represents director and committee fees paid in Common Shares. Mr. Gledhill was paid an additional $60,500 in fees in his role as chair of the Audit Committee and Compensation Committee, which was paid in a combination of cash and Common Shares.

Stock options and other compensation securities

Set forth in the table below is a summary of all compensation securities granted or issued to each Director and Named Executive Officer by the Corporation or one of its subsidiaries in the financial year ended October 31, 2019 for services provided or to be provided, directly or indirectly, to the Corporation or any of its subsidiaries.

Name	Type of compensation security	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry Date
J. Obie Strickler, President, CEO and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Michael Johnston, CFO and Corporate Secretary	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Adam August,	Common Shares	100,000	April 5, 2019	0.44	0.40	0.09	N/A
CFO of Grown Rogue Unlimited, LLC	Common Shares	75,000	October 2, 2019	0.19	0.21	0.09	N/A
Rob Rigg, Chief Marketing Officer	Common Shares	100,000	October 2, 2019	0.19	0.21	0.09	N/A
Jacques Habra, Former Chief Strategy Officer	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Abhilash Patel, Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Stephen Gledhill, Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Exercise of Compensation Securities by Directors and NEOs

Set forth below is a summary of each exercise by a Director or Named Executive Officer of compensation securities during the financial year ended October 31, 2019.

Name	Type of compensation security	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry Date
J. Obie Strickler, President, CEO and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Michael Johnston, CFO and Corporate Secretary	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Adam August, CFO of Grown Rogue Unlimited, LLC	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Rob Rigg, Chief Marketing Officer	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jacques Habra, Former Chief Strategy Officer	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Abhilash Patel, Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Stephen Gledhill, Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Management and Employment Agreements

On December 4, 2018, Grown Rogue Unlimited, LLC (“GRU”) entered into an employment agreement with Adam August as head of finance for GRU, which was amended and restated on March 1, 2019 and on February 1, 2020. Pursuant to the employment agreement, annual salary of $120,000 is paid in semi-monthly instalments by GRU. Mr. August can be awarded bonuses by GRU from time to time, including a profitability bonus of 20% of base salary.  Mr. August is entitled to additional salary of $6,500 per month, paid in either cash or Common Shares, at the discretion of the Corporation. If Corporation chooses to pay the additional salary in Common Shares, the price per share shall be based on the 10-day volume weighted average price (VWAP) of the Common Shares prior to the payment date.  Either party can terminate the agreement at any time.  If Mr. August is terminated without cause then he is entitled to receive Common Shares equal to $75,000.  Mr. August was promoted to Chief Financial Officer of GRU on February 24, 2020.

On December 1, 2018, GRU entered into an employment agreement with Rob Rigg as head of marketing for GRU, which was amended and restated on March 11, 2020. Pursuant to the employment agreement, annual salary of $150,000 is paid in semi-monthly instalments by GRU. Mr. Rigg can be awarded bonuses by GRU from time to time, including a profitability bonus of 20% of base salary.  Mr. Rigg is entitled to additional salary of $6,500 per month, paid in either cash or Common Shares, at the discretion of the Corporation. If Corporation chooses to pay the additional salary in Common Shares, the price per share shall be based on the 10-day volume weighted average price (VWAP) of the Common Shares prior to the payment date.  Either party can terminate the agreement at any time.  If Mr. Rigg is terminated without cause then he is entitled to receive Common Shares equal to $12,500.   Mr. Rigg was promoted to Chief Marketing Officer on February 24, 2020.

Termination and Change of Control Benefits

See summary of employment agreements above.

PENSION PLAN BENEFITS

No benefits were paid, and no benefits are proposed to be paid to any Directors or Named Executive Officers under any pension or retirement plan.

The Corporation does not have any plans, other than the Stock Option Plan, pursuant to which cash or non-cash compensation is paid or distributed to the Directors and Named Executive Officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Set forth below is a summary of securities issued and issuable under all equity compensation plans for the Corporation as at October 31, 2019. As at October 31, 2019, the Corporation’s Stock Option Plan was the only equity compensation plan of the Corporation.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	Nil	N/A	9,993,689
Equity compensation plans not approved by security holders	650,000	$0.44	Nil
Total	650,000	$0.44	9,993,689

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No individual who is, or at any time during the most recently completed financial year was, a director or executive officer of the Corporation, a proposed nominee for election as a director of the Corporation, and each associate of any such director, executive officer or proposed nominee: (a) is, or at any time since the beginning of the most recently completed financial year of the Corporation has been, indebted to the Corporation or any of its subsidiaries or (b) has indebtedness to another entity that is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed in this Information Circular, none of the informed persons of the Corporation (as defined in National Instrument 51-102 Continuous Disclosure Obligations), nor any proposed nominee for election as a Director of the Corporation, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the issued shares of the Corporation, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which, in either case, has or will materially affect the Corporation and that none of such persons has any material interest in any transaction proposed to be undertaken by the Corporation and will materially affect the Corporation.

On February 10, 2020, the Corporation received a commitment from Cannabis Growth Opportunity Corporation (“CGOC”) (a corporation that owns shares carrying more than 10% of the voting rights attached to the issued shares of the Corporation) to complete a non-brokered private placement of units of the Corporation (with each unit comprised of one Common Share and one Common Share purchase warrant) (the “Units”) for gross proceeds of $1,500,000 (the “Offering”). The first tranche of the Offering was completed on February 10, 2020 for gross proceeds of approximately CDN$500,000, with 5,000,000 Units being issued at a price of CDN$0.10 per Unit. In connection with the Offering, the Corporation agreed to nominate one board member recommended by CGOC at future shareholder meetings that are called to elect directors and the ability, while CGOC does not have its nominee on the Corporation’s board, to appoint a board observer.

Concurrently with the completion of the first tranche of the Offering, the Corporation and CGOC completed a share swap transaction pursuant to which the Corporation received 2,362,204 common shares of CGOC at a price of $0.635 per share, and CGOC received 15,000,000 Common Shares of the Corporation at a price of $0.10 per share (the “Share Swap”). As part of the Share Swap, each of CGOC and the Corporation signed a voting and resale agreement providing that each party will be required to vote the shares acquired under the Share Swap as recommended by the other party and will be restricted from trading the shares for a period of 18 months.

On May 19, 2020, the Corporation and CGOC completed the final tranche of the Offering pursuant to which the Corporation issued 10,000,000 Units to CGOC at a price of $0.10 per Unit for gross proceeds of $1,000,000.

CORPORATE GOVERNANCE

Effective June 30, 2006, the securities regulatory authorities in Canada adopted National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”). NP 58-201 contains a series of guidelines for effective corporate governance. The guidelines deal with such matters as the constitution and independence of corporate boards, their functions, the experience and education of board members and other items dealing with sound corporate governance.

Corporate governance refers to the way the business and affairs of a reporting issuer are managed and relates to the activities of the board, the members of who are elected by and are accountable to the Shareholders. Corporate governance takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Corporation. The Board is committed to sound corporate governance practices which are both in the interest of its Shareholders and contribute to effective and efficient decision-making. Pursuant to NI 58-101 the Corporation has established its corporate governance practices.

Board of Directors

Directors are considered to be independent if they have no direct or indirect material relationship with the Corporation. A material relationship is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a Director’s independent judgment.

The independent members of the Board at present are Mr. Abhilash Patel and Mr. Stephen Gledhill. The non-independent Director is Mr. J. Obie Strickler. The proposed slate of Directors will be comprised of three (3) independent Directors (Mr. Abhilash Patel, Mr. Stephen Gledhill and Mr. Sean Conacher) and one (1) non-independent Director (Mr. J. Obie Strickler).

The Board facilitates its independent supervision over management by having regular Board meetings and by establishing and implementing prudent corporate governance policies and procedures.

The Board has adopted policies to provide leadership for the independent Directors.

All Directors have attended all Board meetings held since the beginning of the Corporation’s most recently completed financial year.

Board of Directors Mandate

The Board approved and adopted its Directors’ mandate. Roles and responsibilities of the Board are those typically assumed by a board of directors.

GENERAL

The fundamental responsibility of the Board is to appoint a competent senior management team and to oversee the management of the business, with a view to maximizing shareholder value and ensuring corporate conduct in an ethical and legal manner via an appropriate system of corporate governance and internal controls.

SPECIFIC

Senior Management Responsibility

●	Appoint the CEO and senior officers, approve their compensation, and monitor the CEO’s performance against a set of mutually agreed corporate objectives directed at maximizing shareholder value.

●	In conjunction with the CEO, develop a clear mandate for the CEO, which includes a delineation of senior management’s responsibilities.

●	Ensure that a process is established that adequately provides for succession planning, including the appointing, training and monitoring of senior management.

●	Establish limits of authority delegated to senior management.

Operational Effectiveness and Financial Reporting

●	Annual review and adoption of a strategic planning process and approval of the corporate strategic plan, which takes into account, among other things, the opportunities and risks of the business.

●	Ensure that a system is in place to identify the principal risks to the Corporation and that the best practical procedures are in place to monitor and mitigate the risks.

●	Ensure that processes are in place to address applicable regulatory, corporate, securities and other compliance matters.

●	Ensure that an adequate system of internal control exists.

●	Ensure that due diligence processes and appropriate controls are in place with respect to applicable certification requirements regarding the Corporation’s financial and other disclosure.

●	Review and approve the Corporation’s financial statements and oversee the Corporation’s compliance with applicable audit, accounting and reporting requirements.

●	Approve annual operating and capital budgets.

●	Review and consider for approval all amendments or departures proposed by senior management from established strategy, capital and operating budgets or matters of policy which diverge from the ordinary course of business.

●	Review operating and financial performance results relative to established strategy, budgets and objectives.

Ethics, Integrity and Code of Conduct

●	Approve a communications policy or policies to ensure that a system for corporate communications to all stakeholders exists, including processes for consistent, transparent, regular and timely public disclosure, and to facilitate feedback from stakeholders.

●	Approve a Business Code of Conduct for Directors, Officers, employees, contractors and consultants and monitor compliance with the Business Code of Conduct and approve any waivers of the Business Code of Conduct for officers and directors.

Board Process/Effectiveness

●	Ensure that Board materials are distributed to Directors in advance of regularly scheduled meetings to allow for sufficient review of the materials prior to the meeting. Directors are expected to attend all meetings.

●	Approve the nomination of Directors.

●	Provide a comprehensive orientation to each new Director.

●	Establish an appropriate system of corporate governance including practices to ensure the Board functions independently of management.

●	Establish appropriate practices for the regular evaluation of the effectiveness of the Board, its committees and its members.

●	Establish committees and approve their respective mandates and the limits of authority delegated to each committee.

●	Review and re-assess the adequacy of the Audit Committee Mandate on a regular basis, but not less frequently than on an annual basis.

●	Review the adequacy and form of the Directors’ compensation to ensure it realistically reflects the responsibilities and risks involved in being a Director.

●	Each member of the Board is expected to understand the nature and operations of the Corporation’s business, and have an awareness of the political, economic and social trends prevailing in all countries or regions in which the Corporation invests or is contemplating potential investment.

●	Directors shall meet regularly, and in no case less frequently than quarterly, without senior management participation.

●	In addition to the above, adherence to all other Board responsibilities as set forth in the Corporation’s By-Laws, applicable policies and practices and other statutory and regulatory obligations, such as approval of dividends, issuance of securities, etc., is expected.

POSITION DESCRIPTIONS

How the Board Delineates the Role and Responsibilities of the Chair

A written description has been developed for the Chair of the Board. The fundamental responsibility of the Chair of the Board of Directors of the Corporation is to effectively manage the affairs of the Board.

How the Board Delineates the Role and Responsibilities of the Chief Executive Officer

The Board has developed a written position description of the CEO. The CEO’s objectives are discussed and decided during the Compensation Committee meetings following the CEO’s presentation of the annual plan. These objectives include the mandate to maximize shareholder value. The Board approves the CEO objectives for the Corporation on an annual basis.

Orientation and Continuing Education

When new Directors are appointed they receive orientation, commensurate with their previous experience, on the Corporation’s business, assets, industry, and on the responsibilities of Directors. Board meetings may also include presentations by the Corporation’s management and employees to give the Directors additional insight into the Corporation’s business.

Ethical Business Conduct

The Board of Directors adopted a Code of Conduct for its Directors, Officers, and employees. Since its adoption by the Board, any breach of the Code of Conduct must be brought to the attention of the Board by the CEO or other senior executive of the Corporation. No material change report has ever been filed which pertains to any conduct of a Director or executive officer that constitutes a departure from the Code of Conduct.

Steps Taken to Ensure Directors Exercise Independent Judgement

Since the adoption of the Code of Conduct, the Board actively monitors compliance with the Code of Conduct and promotes a business environment where employees are encouraged to report malfeasance, irregularities and other concerns. The Code of Conduct has specific procedures for reporting non-compliance practices in a manner which, in the opinion of the Board of Directors, encourages and promotes a culture of ethical business conduct.

In addition, a Director of the Corporation must immediately disclose to the Board any situation that may place him or her in a conflict of interest. Any such declaration of interest is recorded in the minutes of the meeting. The Director abstains, except if required, from the discussion and voting on the question. In addition, an interested Director will excuse himself or herself from the decision-making process pertaining to a contract or transaction in which he or she has an interest.

Nomination of Directors

The Board will consider its size each year when it considers the number of Directors to recommend to the Shareholders for election at the annual meeting of Shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

The selection of the nominees of the Board is made by the other members of the Board, based on the needs of the Corporation and the qualities required to sit on the Board, including ethical character, integrity and maturity of judgement, the level of experience, their ideas regarding the material aspects of the business, the expertise of the candidates in the fields relevant to the Corporation, the will and ability of the candidates to devote the necessary time to their duties, the Board and its committees, the will of the candidates to serve the Board for numerous consecutive financial periods, and finally, the will of the candidates to refrain from engaging in activities which conflict with the responsibilities and duties of the Director of the Corporation and its Shareholders.

The Corporation may use various sources in order to identify the candidates for the Board, including its own contacts and references from other Directors, Officers, advisors of the Corporation, and executive placement agencies.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole. However, if there is a change in the number of Directors required by the Corporation, this policy will be reviewed.

Compensation Committee

The Compensation Committee has the responsibility of evaluating governance, compensation, performance incentives as well as benefits granted to the Corporation’s upper management in accordance with their responsibilities and performance as well as to recommend the necessary adjustments to the Board. This committee also reviews the amount and method of compensation granted to the Directors. The Compensation Committee may mandate an external firm in order to assist it during the execution of its mandate. The Compensation Committee considers time commitment, comparative fees and responsibility in determining compensation. The Compensation Committee is also in charge of establishing the procedure which must be followed by the Corporation in order for it to comply with the guidelines of the Exchange regarding corporate governance. See “Executive Compensation – Compensation Committee” for additional details.

The current Compensation Committee is comprised of J. Obie Strickler, Abhilash Patel and Stephen Gledhill. The Compensation Committee will be comprised of the same individual Directors under the proposed slate of the Directors.

Directorships

Other than Sean Conacher and Stephen Gledhill, no Director or proposed Director of the Corporation is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction. Sean Conacher is a director of Cannabis Growth Opportunity Corporation and Stephen Gledhill is a director of Bhang Inc.

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.

The Audit Committee’s primary duties and responsibilities are to:

●	Review management’s identification of principal financial risks and monitor the process to manage such risks.

●	Oversee and monitor the Corporation’s compliance with legal and regulatory requirements.

●	Receive and review the reports of the Audit Committee of any subsidiary with public securities.

●	Oversee and monitor the Corporation’s accounting and financial reporting processes, financial statements and system of internal controls regarding accounting and financial reporting and accounting compliance.

●	Oversee audits of the Corporation’s financial statements.

●	Oversee and monitor the qualifications, independence and performance of the Corporation’s external auditors and internal auditing department.

●	Provide an avenue of communication among the external auditors, management, the internal auditing department; and the Board.

●	Report to the Board regularly.

The Audit Committee has the authority to conduct any review or investigation appropriate to fulfilling its responsibilities. The Audit Committee shall have unrestricted access to personnel and information, and any resources necessary to carry out its responsibility.

The Corporation’s Audit Committee is comprised of J. Obie Strickler (not independent), Abhilash Patel (independent) and Stephen Gledhill (independent). Stephen Gledhill is the chairman of the Audit Committee. Under the proposed slate of Directors, the Audit Committee will be comprised of the same individuals. Based on the experience of the Audit Committee members described below, the Corporation believes that these persons have sufficient knowledge and background to actively participate on the Audit Committee.

Under the proposed slate of Directors, the Audit Committee will consist of two independent members and one non-independent member. A member of the Audit Committee is independent if the member has no direct or indirect material relationship with the Corporation. A material relationship means a relationship which could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment.

All the proposed Audit Committee members are financially literate. A member of the Audit Committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation. From the experience described above, the Corporation believes that these persons have sufficient knowledge and background to actively participate on the Audit Committee.

Relevant Education and Experience

As set out below, each member of the Corporation’s present Audit Committee has adequate education and experience that is relevant to his performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)	an understanding of the accounting principles used by the Corporation to prepare its financial statements and the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and provisions;

(b)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

Audit Committee Oversight

The Audit Committee has not made any recommendations to the Board to nominate or compensate any external auditor that was not adopted by the Board.

Reliance on Certain Exemptions

Since the commencement of the Corporation’s most recently completed financial year ended October 31, 2019, the Corporation has not relied on the exemption in Section 2.4 (De Minimis Non-Audit Services) of National Instrument 52-110 Audit Committees (“NI 52-110”) or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110. The Corporation is relying upon the exemption in Section 6.1 (Venture Issuers) of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Auditor Service Fees

The aggregate fees billed by the Corporation’s external auditors in each of the last three fiscal years for audit fees are as follows:

Financial Year	Audit Fees ($)	Audit Related Fees ($)	Tax Fees(1)	All Other Fees ($)
Ended October 31, 2019	$64,186	Nil	Nil	$64,186
Ended October 31, 2018	$80,000	Nil	Nil	$80,000
Ended August 31, 2018	$21,400	Nil	Nil	Nil
Ended August 31, 2017	$21,400	Nil	Nil	Nil

Notes:

(1)	Tax Fees include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

Other Board Committees

The Board has no committees other than the Audit Committee, and the Compensation Committee.

Assessments

The Board monitors the adequacy of information given to Directors, communication between the Board and management and the strategic direction and processes of the Board and committees. The Board of Directors does not consider that formal assessments would be useful at this stage of the Corporation’s development. The Board conducts informal annual assessments of the Board’s effectiveness, the individual Directors, the Audit Committee and the Compensation Committee. As part of the assessments, the Board may review its mandate and conduct reviews of applicable corporate policies.

ADDITIONAL INFORMATION

Financial information regarding the Corporation is provided in the Corporation’s audited annual consolidated financial statements for the financial years ended October 31, 2019 and 2018 and the accompanying management’s discussion and analysis. Written requests for a copy of the above documents should be directed to the Corporation: c/o Miller Thomson LLP, Scotia Plaza, 40 King St. W., Suite 5800, PO Box 1011, Toronto, Ontario, M5H 3S1, Attention to Grown Rogue International Inc.: Michael Johnston, CFO and Corporate Secretary.

Additional information concerning the Corporation is also available online at www.sedar.com.

DIRECTORS’ APPROVAL OF INFORMATION CIRCULAR

The contents and the sending of this Information Circular to the Shareholders have been approved by the Board.

DATED at Toronto, Ontario this 20th day of July, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “J. Obie Strickler”
J. Obie Strickler
Director, President and Chief Executive Officer

SCHEDULE A

GROWN ROGUE INTERNATIONAL INC.

AMENDED AND RESTATED BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of GROWN ROGUE INTERNATIONAL INC.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of GROWN ROGUE INTERNATIONAL INC. (hereinafter called the “Corporation”) as follows:

DEFINITIONS

1.	In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	“Act” means the Business Corporations Act (Ontario), as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefore;

(b)	“articles” means the Articles of Amalgamation of the Corporation as from time to time amended or restated;

(c)	“Associate” has the meaning given in National Instrument 45-106 – Prospectus Exemptions, as may be amended from time to time;

(d)	“Board” means the board of directors of the Corporation;

(e)	“Corporation” means Grown Rogue International Inc.;

(f)	“director” means an individual who is duly elected or appointed as a director of the Corporation;

(g)	“officer” means any officer of the Corporation appointed by the Board;

(h)	“public announcement” means disclosure in a press release disseminated by the Corporation through a national news service in Canada, or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com;

(i)	“shareholder” means a shareholder of the Corporation;

(j)	all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

(k)	words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; and

(l)	the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE

2.	The Corporation may from time to time (i) by resolution of the directors change the address of the registered office of the Corporation within the municipality or geographic township within Ontario specified in its articles, and (ii) by a special resolution of the shareholders, change the municipality or geographic township within Ontario in which its registered office is situated.

SEAL

3.	The Corporation may, but need not, adopt a corporate seal, and if one is adopted, it may be changed from time to time by the board. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if any, is not affixed thereto.

DIRECTORS

4.	Number and powers. The number of directors of the Corporation shall be such number as shall be determined from time to time by the directors, subject to such minimum and maximum number of directors as is set out in the articles of the Corporation. Notwithstanding the foregoing, if the Corporation is an “offering corporation” as defined in paragraph 1(1) of the Act, there shall be a minimum of three directors. Not less than 25% of the directors shall be resident Canadians. Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

Notwithstanding any vacancy among the directors the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Subject to the Act and to the Corporation’s articles, where there is a quorum of directors in office and a vacancy occurs, the directors remaining in office may appoint a qualified person to hold office for the unexpired term of the predecessor director.

5.	Duties. Every director and officer of the Corporation in exercising their powers and discharging their duties shall:

(a)	act honestly and in good faith with a view to the best interests of the Corporation; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Every director and officer of the Corporation shall comply with the Act, the regulations thereunder, the Corporation’s articles and by-laws and any unanimous shareholder agreement.

6.	Qualification. Every director shall be an individual eighteen (18) or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director.

7.	Term of office. A director’s term of office (subject to the provisions, if any, of the Corporation’s articles, and subject to his or her election for an expressly stated term) shall be from the date of the meeting at which he or she is elected or appointed until the close of the annual meeting of shareholders next following his or her election or appointment or until his or her successor is elected or appointed.

8.	Vacation of office. The office of a director shall be vacated if:

(a)	the person dies or, subject to the Act, sends to the Corporation a written resignation and such resignation, if not effective upon receipt by the Corporation, becomes effective in accordance with its terms;

(b)	the person is removed from office in accordance with the Act;

(c)	the person has the status of bankrupt; or

(d)	the person has been found under the Substitute Decisions Act or under the Mental Health Act to be incapable of managing property or has been found to be incapable by a court in Canada or elsewhere.

9.	Election and removal. Directors shall be elected by the shareholders by ordinary resolution on a show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are to be elected but, if qualified, are eligible for re- election. Subject to subsection 122(2) of the Act, the shareholders of the Corporation may by ordinary resolution at an annual or special meeting remove any director before the expiration of their term of office and may, by a majority of the votes cast at the meeting, elect any person in their stead for the remainder of their term in accordance with Paragraph 11.

Whenever at any election of directors of the Corporation the number or the minimum number of directors required by the articles or herein is not elected by reason of the disqualification, incapacity or the death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum pending the holding of a meeting of shareholders in accordance with subsection 124(3) of the Act.

A retiring director shall cease to hold office at the close of the meeting at which their successor is elected unless such meeting was called for the purpose of removing him or her from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for their removal.

10.	Validity of acts. An act done by a director or by an officer is not invalid by reason only of any defect that is thereafter discovered in their appointment, election or qualification.

11.	Advance Notice of a Director Nominee. Subject to the provisions of the Act and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Paragraph 11 shall be eligible for election as directors of the Corporation.

(a)	Nominations of persons for election to the board may only be made at an annual general meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the board, as follows:

(i)	by or at the discretion of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting (provided that any such proposed nominee provides to the Corporation a duly completed personal information form in respect of the proposed nominee in the form prescribed from time to time by the principal stock exchange on which the securities of the Corporation are then listed for trading);

(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition to call a shareholders meeting made in accordance with the provisions of the Act; or

(iii)	by any person (a “Nominating Shareholder”) who: (A) is, at the close of business on the date of the giving of the notice provided for in Paragraph 11(c) below and on the record date for notice of such meeting, either entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) has given timely notice in proper written form in accordance with the procedures set forth below in this Paragraph 11.

(b)	For the avoidance of doubt, the foregoing Paragraph 11(a) shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Paragraph 11.

(c)	For a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be in written form prepared in accordance with Paragraph 11(d) and received by the Secretary of the Corporation at the principal executive offices of the Corporation;

(i)	in the case of an annual general meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual general meeting of shareholders; provided, however, if the first public announcement made by the Corporation of the date of the annual general meeting is less than 50 days prior to the meeting date (the “Notice Date”), not later than the close of business on the 10th day following the Notice Date; and

(ii)	in the case of a special meeting (which is not also an annual general meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Corporation.

(d)	To be in proper written form, a Nominating Shareholder’s notice to the Secretary must comply with this Paragraph 11 and:

(i)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)	their name, age, business and residential address, principal occupation or employment for the past five years, and status as a “resident Canadian” (as such term is defined in the Act);

(B)	their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(C)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Proposed Nominee or any affiliates or Associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee and the Nominating Shareholder;

(D)	any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act or applicable securities laws;

(E)	a duly completed personal information form in respect of the Proposed Nominee in the form prescribed from time to time by the principal stock exchange on which the securities of the Corporation are then listed for trading; and

(F)	a statement as to whether the Proposed Nominee would be an “independent” director (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators, as such provisions may be amended from time to time) if elected as a director of the Corporation, and the reasons and basis for such determination; and

(ii)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(A)	their name, business and residential address;

(B)	any direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(C)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Nominating Shareholder or any affiliates or Associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(D)	any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the board;

(E)	their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Corporation or the person’s economic exposure to the Corporation;

(F)	any direct or indirect interest of such person in any contract with the Corporation or with any of the Corporation’s affiliates or principal competitors;

(G)	a representation and proof that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(H)	a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination; and

(I)	any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or as required by applicable securities laws.

The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(e)	All information to be provided in a Timely Notice pursuant to Paragraph 11(c) shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

(f)	To be eligible to be a candidate for election as a director and to be duly nominated, a Proposed Nominee must have previously delivered to the Secretary at the registered office of the Corporation, not less than five days prior to the date of the meeting of shareholders, a written representation and agreement (in form provided by the Corporation) that the Proposed Nominee, if elected as a director, will comply with all applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Corporation in effect during the Proposed Nominee’s term in office as a director. Upon the request of a Proposed Nominee or a Nominating Shareholder, the Secretary shall provide copies of all such policies and guidelines then in effect.

(g)	Notwithstanding any other provision of this by-law, any notice, or other document or information required to be given to the Secretary pursuant to this Paragraph 11 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the address of the principal executive offices of the Corporation, email (at the address as aforesaid and provided that receipt of confirmation of such email has been received) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day in Toronto, Ontario, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(h)	Additional Matters

(i)	Nothing in this Paragraph 11 shall obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

(ii)	The chair of any meeting of shareholders of the Corporation shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Paragraph 11, and if any proposed nomination is not in compliance with such provisions, may declare that such defective nomination shall not be considered at any meeting of shareholders.

(iii)	Despite any other provision of this by-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination of the Proposed Nominee, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(iv)	Notwithstanding any of the foregoing, the board may, in its sole discretion, waive any requirement of this Paragraph 11. In no event shall any adjournment or postponement of a meeting of shareholders of the Corporation or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice.

MEETINGS OF DIRECTORS

12.	Place of meeting. Meetings of directors and of any committee of directors may be held at any place within or outside Ontario and in any financial year a majority of the meetings of the board of directors need not be held at a place within Canada. A meeting of directors may be convened by the Chairman of the Board (if any), the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors. A quorum of the directors may, at any time, call a meeting of the directors for the transaction of any business the general nature of which is specified in the notice calling the meeting.

13.	Notice. Notice of the time and place for the holding of any such meeting shall be sent to each director not less than 2 days (exclusive of the day on which the notice is sent but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors have waived notice.

Notice of the time and place for the holding of any meeting of directors or any committee of directors may be given by delivery, facsimile, e-mail or other electronic means that produces a written copy.

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

The accidental failure to give notice of a meeting of directors to any director entitled to a notice or any error in a notice not affecting its substance does not invalidate any action taken at the meeting to which the notice relates.

14.	Waiver of notice. Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or in the notice thereof may be waived in any manner by any director and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

15.	Remote participation. Where all the directors of the Corporation present at or participating in the meeting consent thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in a meeting by such means shall be deemed for the purposes of the Act to be present at that meeting. If the majority of the directors participating in the meeting are then in Canada, the meeting shall be deemed to be held in Canada.

16.	Adjournment. Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

17.	Quorum and voting. A majority of the number of directors or minimum number of directors required by the articles shall constitute a quorum for the transaction of business. Subject to subsection 124(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum is present and at which not less than 25% of the directors present are resident Canadians, except where:

(i)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting; and

(ii)	25% of resident Canadians would have been present had that director been present at the meeting.

Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

18.	Chairperson of Meetings. The chairperson of any meeting of directors will be the first mentioned of the following officers (if appointed) who is a director and is present at the meeting: Chairman of the board, President, Senior Vice-President or any other Vice- President. If none of the Chairman of the board, President or Senior Vice-President is present at the meeting, and if more than one Vice-President is present, the first Vice- President to arrive will be chairperson of the meeting. If none of the foregoing officers is present, the directors present may choose one of their number to be chairperson of the meeting.

19.	Resolution in Lieu of Meeting. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A facsimile or electronic reproduction of a signed counterpart of a resolution in writing is as valid as an originally signed counterpart.

20.	Borrowing Power. Without authorization of the shareholders, the directors may authorize the Corporation to:

(i)	borrow money on the credit of the Corporation;

(ii)	issue, reissue, sell or pledge debt obligations of the Corporation;

(iii)	subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors, by resolution, may delegate to a director, a committee of directors or an officer all or any of the powers conferred on them by the by-laws of the Corporation.

COMMITTEES OF DIRECTORS

21.	General. The directors may from time to time appoint from their number a committee of directors and may delegate to such committee any of the powers of the directors, except those which under the Act must be exercised by the board itself.

22.	Audit Committee. If the Corporation is an “offering corporation” as defined in paragraph 1(1) of the Act, the board of directors shall, and otherwise the directors may, appoint annually from among their number an audit committee to be composed of not fewer than 3 directors, the majority of whom are not officers or employees of the Corporation or any of its affiliates to hold office until the next annual meeting of the shareholders.

Each member of the audit committee shall serve during the pleasure of the board of directors and, in any event, only so long as such person shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board of directors from time to time and to the following paragraph.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

The audit committee shall review the quarterly and annual financial statements of the Corporation and shall report thereon to the board of directors of the Corporation prior to approval thereof by the board of directors and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

23.	The remuneration to be paid to the directors of the Corporation shall be such as the directors shall from time to time by resolution determine. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the normal work ordinarily required of a director of a corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors may fix the remuneration of the officers and employees of the Corporation. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

24.	The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or by-laws) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

FOR THE PROTECTION OF DIRECTORS AND OFFICERS

25.	No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of their respective office of trust or in relation thereto, unless the same shall happen by or through their failure to exercise the powers and to discharge the duties of their office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him or her from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer, or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of such individual being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

INDEMNITIES TO DIRECTORS AND OTHERS

26.	Subject to subsections 136(3) and (4) of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

(a)	he or she acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that their conduct was lawful.

The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

INSURANCE

27.	The Corporation may purchase and maintain insurance for the benefit of a person referred to in Paragraph 26 above against the liabilities and in the amounts the Act permits.

OFFICERS

28.	Appointment of officers. The directors shall annually or as often as may be required appoint a President, Chief Executive Officer, Chief Financial Officer or Treasurer and Secretary, and if deemed advisable may annually or as often as may be required appoint a Chairman of the Board and one or more Vice-Presidents. None of such officers, except the Chairman of the Board, need be a director of the Corporation. Any director may be appointed to any office of the Corporation. Two or more of such offices may be held by the same person and two persons may individually hold any of such combined offices. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such titles, authority and shall perform such functions and duties as may from time to time be prescribed by the directors, and such functions may, subject to the Act and applicable law, be the same or similar to the descriptions set out in Sections 31-36.

29.	Removal of officers, etc. All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause.

30.	Duties of officers may be delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

31.	Chairman of the Board. The Chairman of the Board (if any), shall when present preside at all meetings of the directors, any committee of the directors and, unless otherwise agreed by the Chairman and the board, any meeting of shareholders, shall sign such documents as may require his or her signature in accordance with the by-laws of the Corporation and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to their office. The Chairman of the Board may, but need not, also be the Chief Executive Officer.

32.	President. The President shall exercise general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside at all meetings of the directors, any committee of the directors and, unless otherwise agreed by the Chairman and the board, any meeting of shareholders, he or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

33.	Vice-President. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his, her or their signatures and shall also have such other powers and duties as may from time to time be assigned to him, her or them by resolution of the directors.

34.	Secretary. The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of Paragraph 56 hereof, of the documents and registers referred to in subsections 140(1) and (2) of the Act. He or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

35.	Chief Financial Officer or Treasurer. Subject to the provisions of any resolution of the directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He or she shall prepare and maintain adequate accounting records. He or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office. He or she may be required to give such bond for the faithful performance of his or her duties as the directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

36.	Chief Executive Officer. The directors may from time to time appoint from their number a Chief Executive Officer and may delegate to the Chief Executive Officer any of the powers of the directors subject to the limits on authority provided by subsection 127(3) of the Act. A Chief Executive Officer shall conform to all lawful orders given to him or her by the directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a Chief Executive Officer shall be subject to discharge by the directors.

37.	Vacancies. If the office of Chairman of the Board, Chief Executive Officer, President, Vice-President, Secretary, Chief Financial Officer or Treasurer, or any other office created by the directors pursuant to Paragraph 28 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the President or the Secretary and may in the case of the other officers appoint an officer to fill such vacancy.

38.	Term of Office. The board, in its discretion, may remove any officer of the Corporation, without prejudice to the rights of such officer under any employment contract. Otherwise each officer of the Corporation shall hold office until his or her successor is elected or appointed or until his or her earlier resignation.

39.	Agents and Attorneys. The board may appoint agents or attorneys of the Corporation within or outside Canada with such powers and duties as it may deem fit.

40.	Conflict of Interest. An officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose his or her interest in any material contract or proposed material contract with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act.

SHAREHOLDERS’ MEETINGS

41.	Annual or special meetings. Subject to subsection 104(1) of the Act, the directors of the Corporation,

(a)	shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting; and

(b)	may at any time call a special meeting of shareholders.

42.	Place of meetings. Subject to the articles and any unanimous shareholder agreement, a meeting of the shareholders of the Corporation may be held at such place in or outside Ontario as the directors may determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

43.	Participation In Meetings by Electronic Means. A shareholder or any other person entitled to attend a meeting of shareholders may participate by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear or otherwise communicate with each other, and a person participating in such a meeting by those means is deemed to be present at the meeting.

44.	Electronic Meetings. Notwithstanding any provisions hereof to the contrary, including Paragraph 42, and subject to the Act and the consent of the Board, if the Board or the shareholders of the Corporation call a meeting of shareholders, the Board or the shareholders, as the case may be, may determine that the meeting will be held entirely by electronic means, telephone, or other communication facility that permits all participants to communicate adequately with each other during the meeting. The Corporation is under no obligation to provide telephonic, electronic or other communication facility for any shareholder to participate in a meeting and the Board may provide such telephonic, electronic or other communication facility in its sole and absolute discretion.

45.	Notice. A notice stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating (or accompanied by a statement of) (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (ii) the text of any special resolution or by-law to be submitted to the meeting, shall be served by sending such notice to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation or its transfer agent is a shareholder entitled to vote at the meeting and to each director of the Corporation and to the auditor of the Corporation in accordance with the provisions of Paragraph 63 hereof not less than 21 days (or such longer period as may be required by applicable securities laws) and not more than 50 days (exclusive of the day of mailing and of the day for which notice is given) before the date (if the Corporation is an offering corporation as such term is defined in the Act) or not less than 10 days before the date (if the Corporation is not an offering corporation) of every meeting; provided that a meeting of shareholders may be held for any purpose at any date and time and at any place without notice if all the shareholders and other persons entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where the shareholder or such other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders and other persons entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting or in the notice thereof may be waived in any manner by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

The auditor of the Corporation is entitled to attend any meeting of shareholders of the Corporation and to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

46.	Omission of notice. The accidental omission to give notice of any meeting to or the non- receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

47.	Record dates for notice of meetings. Subject to subsection 95(4) of the Act, the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 30 days the date on which the meeting is to be held. Notice of such record date shall be given not less than seven days before the record date, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of the Corporation’s shares may be recorded, and, where applicable, by written notice to each stock exchange in Canada on which the Corporation’s shares are listed for trading.

If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders shall be

(i)	at the close of business on the day immediately preceding the day on which notice is given; or

(ii)	if no notice is given, the day on which the meeting is held.

48.	Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxy nominee.

Notwithstanding any provisions in this by-law to the contrary, any vote referred to above may be held, in accordance with the Act, entirely by electronic means, telephone or other communication facility, if the Corporation makes such a communication facility available and any person participating in a meeting of shareholders and entitled to vote at the meeting may vote, in accordance with Act, by electronic means, telephone or other communication facility that the Corporation has made available for that purpose.

At any meeting, unless a poll is demanded by a shareholder or proxyholder entitled to vote at the meeting, either before or after any vote by a show of hands, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

In the absence of the Chairman of the Board (if any), Chief Executive Officer, the President and any Vice-President, and if no other person is agreed by the Chairman and the board to chair the meeting within 15 minutes from the start time fixed for the meeting, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment or termination, the poll shall be taken forthwith without adjournment. If a poll is demanded on any other question or as to the election of directors, the poll shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be made either before or after any vote by show of hands and may be withdrawn.

Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

49.	Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the directors, officers, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the articles, by- laws or a unanimous shareholder agreement to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

50.	Proxies. Votes at meetings of the shareholders may be given either personally or by proxy. At every meeting at which a shareholder is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a poll at which a shareholder is entitled to vote every shareholder present in person or by proxy shall (subject to the provisions, if any, of the Corporation’s articles) have one (1) vote for every share registered in their name.

Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or proxyholders or one or more alternate proxyholders, who need not be shareholders, as nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.

A proxy shall be executed by the shareholder or attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized. If the Corporation is an “offering corporation” as defined in paragraph 1(1) of the Act, any such proxy appointing a proxyholder to attend and act at a meeting is only valid at the meeting in respect of which it is given or any adjournment thereof.

An instrument appointing a proxyholder may be in the following form or in such other form which complies with the regulations made under the Act and other applicable law and which the directors may approve from time to time:

“The undersigned shareholder of GROWN ROGUE INTERNATIONAL INC. hereby appoints of , whom failing,

Of as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be held on the day   of    , 20 and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

Dated the      day of      , 20   .

Signature of Shareholder

This form of proxy must be signed by a shareholder or their attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized.”

The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be e-mailed, faxed, sent in writing or otherwise communicated by electronic means that produces a written copy before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of the meeting of shareholders may, subject to any regulations made as aforesaid, in his or her discretion accept e-mail, fax or written communication, or electronic communication that produces a written copy, as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such e-mail, fax, written or electronic communication accepted by the chairman of the meeting shall be valid and shall be counted.

51.	Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned for less than thirty (30) days no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, section 111 and section 112 of the Act do not apply. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment, provided that a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

52.	Quorum. Two (2) persons present and each holding or representing by proxy at least one (1) issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting shall be persons present not being less than two (2) in number and holding or representing by proxy not less than 5% of the votes attaching to all the issued shares of the Corporation. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

SHARES AND TRANSFERS

53.	Issuance. Subject to the articles of the Corporation and any unanimous shareholder agreement, shares in the Corporation may be issued at such time and issued to such persons and for such consideration as the directors may determine.

54.	Security certificates. Security certificates (and the form of transfer power on the reverse side thereof) shall (subject to compliance with section 56 of the Act) be in such form as the directors may from time to time by resolution approve and, subject to subsection 55(3) of the Act, such certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced thereon. Notwithstanding any change in the persons holding an office between the time of actual signing and the issuance of any certificate and notwithstanding that a person signing may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

55.	Transfer agents. For each class of securities and warrants issued by the Corporation, the directors may from time to time by resolution appoint or remove,

(a)	a trustee, transfer agent or other agent to keep the securities register and the register of transfer and one or more persons or agents to keep branch registers; and

(b)	a registrar, trustee or agent to maintain a record of issued security certificates and warrants,

and subject to section 48 of the Act, one person may be appointed for the purposes of both clauses (a) and (b) in respect of all securities and warrants of the Corporation or any class or classes thereof.

56.	Surrender of security certificates. Subject to the Act, no transfer of a security issued by the Corporation shall be recorded or registered unless and until (i) the certificate representing the security to be transferred has been surrendered and cancelled or (ii) if no security certificate has been issued by the Corporation in respect of such share, a duly executed security transfer power in respect thereof has been presented for registration.

57.	Defaced, destroyed, stolen or lost security certificates. In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any) acting on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or, if there be an agent, hereinafter in this paragraph referred to as the “Corporation’s agent”, then to the Corporation and the Corporation’s agent) of an indemnity bond of a surety company in such form as is approved by the directors or by the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation’s agent if any) against all loss, damage and expense, which the Corporation and/or the Corporation’s agent may suffer or be liable for by reason of the issuance of a new security certificate to such shareholder, and provided the Corporation or the Corporation’s agent does not have notice that the security has been acquired by a bona fide purchaser, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the directors.

DIVIDENDS

58.	The directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation’s articles.

The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)	the Corporation is, or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The directors may declare and the Corporation may pay a dividend by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation and, subject to section 38 of the Act, the Corporation may pay a dividend in money or property.

59.	In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

60.	To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of two years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

RECORD DATES

61.	Subject to section 95 of the Act, the directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation or distribution, or (iii) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.

If no record is fixed, the record date for the determination of shareholders for any purpose, other than to establish a record date for the determination of shareholders entitled to receive notice of a meeting of shareholders or to vote, shall be the close of business on the day on which the directors pass the resolution relating thereto.

VOTING SECURITIES IN OTHER ISSUERS

62.	All securities of any other body corporate or issuer of securities carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

NOTICES, ETC.

63.	Service. Any notice or other document required to be given or sent by the Corporation to any shareholder or director of the Corporation shall be delivered personally or sent by prepaid mail or by e-mail, fax or other electronic means that produces a written copy addressed to:

(a)	the shareholder at his or her latest address as shown on the records of the Corporation or its transfer agent; and

(b)	the director at his or her latest address as shown in the records of the Corporation or in the last notice filed under the Corporations Information Act, whichever is the more current.

With respect to every notice or other document sent by prepaid mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office or into a post office letter box and shall be deemed to be received by the addressee on the fifth day after mailing.

64.	If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he or she informs the Corporation in writing of his or her new address.

65.	Shares registered in more than one name. All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

66.	Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to the name and address of the shareholder being entered on the records of the Corporation shall have been duly given to the person or persons from whom he or she derives their title to such shares.

67.	Deceased shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his or her decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his or her stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his or her heirs, executors or administrators and all persons (if any) interested with him or her in such shares.

68.	Signatures to notices. The signature of any director or officer of the Corporation to any notice may be written, printed or otherwise mechanically reproduced.

69.	Computation of time. Where a given number of days’ notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service, posting or other communication of the notice shall not be counted in such number of days or other period, and such number of days or other period shall commence on the day following the day of service, posting or other communication of the notice and shall terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

70.	Proof of service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS, NOTES, ETC.

71.	All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

CUSTODY OF SECURITIES

72.	All securities (including warrants) owned by the Corporation may, if the directors determine it to be appropriate, be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors.

All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

EXECUTION OF CONTRACTS, ETC.

73.	Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any officer or director and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or director, or officers or directors, or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, powers of attorney, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

In particular, without limiting the generality of the foregoing, such officers and/or directors are authorized to sell, assign, transfer, exchange, convert or convey all securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such securities.

The signature or signatures of any such officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

ENFORCEMENT OF LIEN FOR INDEBTEDNESS

74.	Unless the Corporation has shares listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation has a lien on shares registered in the name of a shareholder or their legal representative for a debt of that shareholder to the Corporation. The directors of the Corporation may authorize the Corporation to apply any dividends or other distributions paid or payable on or in respect of the share or shares in respect of which the Corporation has such a lien in repayment of the debt of that shareholder to the Corporation.

FINANCIAL YEAR

75.	The financial year of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

PARAMOUNTCY

76.	In the event of any conflict between any provision of this by-law and the Act or the articles, the provision of the Act or the articles shall prevail.

REPEAL

77.	All previous by-laws of the Corporation are repealed as of the coming into force of this by-law provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation, or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board with continuing effect passed under any repealed by-law shall continue to be valid except to the extent inconsistent with this by- law and until amended or repealed.

ENACTED the ______ day of ______________________, 2020 and confirmed by the shareholders the ______ day of _____________________, 2020.

WITNESS the corporate seal of the Corporation.

SCHEDULE B

GROWN ROGUE INTERNATIONAL INC.

NOTICE OF CHANGE OF AUDITOR

TO:	MNP LLP (“MNP”)

AND TO:	DALE MATHESON CARR-HILTON LABONTE LLP (“DMCL”)

AND TO:	BRITISH COLUMBIA SECURITIES COMMISSION ONTARIO SECURITIES COMMISSION

1.	MNP (the “Former Auditor”) tendered its resignation as Grown Rogue International Inc.’s (the “Corporation”) auditor, on its own accord. Pursuant to the Business Corporations Act (Ontario), the directors of the Corporation appointed DMCL (the “Successor Auditor”) as the Corporation’s auditor in the place and stead of MNP until the close of the next annual meeting (general or special) of the Corporation.

2.	In accordance with NI 51-102 Continuous Disclosure Obligations (“NI 51-102”), section 4.11, the Audit Committee and the Board of Directors of the Corporation have considered and approved:

(a)	The resignation of the Former Auditor, effective October 31, 2019.

(b)	The appointment of the Successor Auditor, effective November 4, 2019.

3.	There were no modified opinions expressed in the Former Auditor’s reports on any of the financial statements of the Corporation commencing at the beginning of the two most recently completed fiscal years and ending on December 31, 2018.

4.	There are no reportable events (as defined in section 4.11 of NI 51-102).

DATED this 4th day of November, 2019

GROWN ROGUE INTERNATIONAL INC.

“J. Obie Strickler”

J. Obie Strickler
Chief Executive Officer

November 4, 2019

British Columbia Securities Commission	Ontario Securities Commission
P.O. Box 10142, Pacific Centre	20 Queen Street West, 22nd Floor
9th Floor – 701 West Georgia Street	Toronto, ON M5H 3S8
Vancouver, B.C. V7Y 1L2

Dear Sirs:

Re:	Grown Rogue International Inc. (the “Company”)

Notice Pursuant to National Instrument 51-102 - Change of Auditor

As required by the National Instrument 51-102 and in connection with our proposed appointment as auditor of the Company, we have reviewed the information contained in the Company’s Notice of Change of Auditor, dated November 4, 2019 and agree with the information contained therein, based upon our knowledge of the information relating to the said notice and of the Company at this time.

Yours very truly,

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver o Tri-Cities o Surrey o Victoria

November 5, 2019

British Columbia Securities Commission Ontario Securities Commission

Dear Sirs:

Re:	Grown Rogue International Inc. (formerly Novicius Corp.)

Notice of Change of Auditor Pursuant to NI 51-102 (Part 4.11)

In accordance with Section 4.11 of National Instrument 51-102, we have reviewed the Company’s Notice of Change of Auditor (“the Notice”), dated November 4, 2019. Based on our information as of this date, we agree with the Statements contained in the Notice.

Yours truly,

Chartered Professional Accountants,

Licensed Public Accountants